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                                                                   EXHIBIT(A)(6)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             GAMMA BIOLOGICALS, INC.
                                       AT
                               $5.40 NET PER SHARE
                                       BY
                          GAMMA ACQUISITION CORPORATION
                            A WHOLLY OWNED SUBSIDIARY
                                       OF
                                  IMMUCOR, INC.

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                 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00
              MIDNIGHT, EASTERN TIME, ON FRIDAY, OCTOBER 23, 1998,
                          UNLESS THE OFFER IS EXTENDED.
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                                                              September 25, 1998


To Our Clients:

         Enclosed for your consideration are the Offer to Purchase dated September 25, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Gamma Acquisition Corporation, a Texas corporation ("Purchaser") and a wholly owned subsidiary of Immucor, Inc., to purchase all of the outstanding shares of common stock, par value $.10 per share (the "Shares"), of Gamma Biologicals, Inc., a Texas corporation (the "Company"), at a price of $5.40 per share, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer.

         We are (or our nominee is) the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY HAS DETERMINED THAT THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE) ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY HAS APPROVED THE OFFER AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY ACCEPT THE OFFER.

         We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.


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         PLEASE NOTE CAREFULLY THE FOLLOWING:

                  1. The tender price is $5.40 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

                  2. The Offer and withdrawal rights expire at 12:00 Midnight, Eastern time, on Friday, October 23, 1998, unless the Offer is extended.

                  3. The Offer is being made for all of the Shares.

                  4. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer at least a 67% of Shares then outstanding on a fully diluted basis. Certain directors and shareholders holding approximately 15.6% of the outstanding Shares on a fully diluted basis have agreed to tender their Shares. The Offer is also subject to other terms and conditions in the Offer to Purchase. See Introduction and Sections 1 and 13 in the Offer to Purchase.

                  5. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of, and "IMPORTANT TAX INFORMATION" in, the Letter of Transmittal.

                  6. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares and a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with all required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and all other documents required by the Letter of Transmittal. See "Section 2. Procedures for Tendering Shares" of the Offer to Purchase.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, OCTOBER 23, 1998, UNLESS PURCHASER EXTENDS THE OFFER.

         Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith


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effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by TM Capital Corp. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             GAMMA BIOLOGICALS, INC.


         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 25, 1998 and the related Letter of Transmittal (which collectively constitute the "Offer") in connection with the offer by Gamma Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of Immucor, Inc., a Georgia corporation, to purchase all of the outstanding shares of common stock, par value $.10 per share (the "Shares") of Gamma Biologicals, Inc., a Texas corporation.

         This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

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Number(1) of Shares to be Tendered:                     Shares
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Account Number:
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Dated:                                      , 1998
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                                    SIGN HERE

Signature(s):

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Print Name(s):
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Print Address(ses):
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Area Code and Telephone No.:
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Taxpayer ID No. or Social Security No.:
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(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.